                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): AUGUST 11, 2004

                            CROGHAN BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

                                     0-20159
                            (Commission File Number)

                  OHIO                                       31-1073048
     (State or other jurisdiction of                        (IRS Employer
             incorporation)                              Identification No.)

    323 CROGHAN STREET, FREMONT, OHIO                           43420
(Address of principal executive offices)                     (Zip Code)

                                 (419) 332-7301
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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Item 5 - Other Events and Regulation FD Disclosure

On August 11, 2004, Croghan Bancshares, Inc. ("Croghan") issued a press release announcing the signing of a definitive agreement and plan of merger that will result in the acquisition of The Custar State Bank in Custar, Ohio ("Custar") in an all-cash merger transaction. Croghan will pay $74.10 cash for each outstanding Custar share. As of the date of the announcement, Custar had a total of 187,498 shares outstanding. The transaction is expected to be completed during the fourth quarter of 2004, pending Custar shareholder approval, regulatory approval and other customary conditions of closing. The press release is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7 - Financial Statements and Exhibits

      (a)   None required.

      (b)   None required.

      (c)   Exhibits.

Exhibit Number                             Description
--------------    --------------------------------------------------------------
      2           Agreement and Plan of Merger, dated August 10, 2004, among
                  Croghan Bancshares, Inc., The Croghan Colonial Bank, Croghan
                  Interim Bank and The Custar State Bank

     99           Press Release dated August 11, 2004

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   CROGHAN BANCSHARES, INC.
                                                        (Registrant)

Date: August 11, 2004                     By: /s/ Steven C. Futrell
                                              ----------------------------------
                                              Steven C. Futrell, President & CEO

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                                INDEX TO EXHIBITS

Exhibit Number                             Description
--------------    --------------------------------------------------------------
      2           Agreement and Plan of Merger, dated August 10, 2004, among
                  Croghan Bancshares, Inc., The Croghan Colonial Bank, Croghan
                  Interim Bank and The Custar State Bank

     99           Press Release dated August 11, 2004